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                                                                      EXHIBIT 11

                     U.S. RENTALS, INC. (THE COMPANY)


           UNAUDITED PRO FORMA COMPUTATION OF EARNINGS PER SHARE

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                                                                    DECEMBER 31,
                                                                        1996
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Net income......................................................... $26,129,000
Basis for computation of primary earnings per common share:
  Weighted average number of shares outstanding during period......  30,748,975
  Income per share................................................. $      0.85
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